For Period Ending:  10/31/2015
File Number:  811-07572

7C (cont). List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number
1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filling and in all subsequent filings on this form. This information is required each time the form is filed. Additional financial information for each of the below series is available in the 10/31/2015 shareholder Report.

Series Number		Series Name
	Is this the last filing for series?
100.  		PRINCIPAL LIFETIME HYBRID 2020 FUND
		NO
101. 		PRINCIPAL LIFETIME HYBRID 2025 FUND
		NO
102.		PRINCIPAL LIFETIME HYBRID 2030 FUND
		NO
103.		PRINCIPAL LIFETIME HYBRID 2035 FUND
		NO
104.		PRINCIPAL LIFETIME HYBRID 2040 FUND
		NO
105.		PRINCIPAL LIFETIME HYBRID 2045 FUND
		NO
106.		PRINCIPAL LIFETIME HYBRID 2050 FUND
		NO
107.		PRINCIPAL LIFETIME HYBRID 2055 FUND
		NO
108.		PRINCIPAL LIFETIME HYBRID 2060 FUND
		NO
109.		PRINCIPAL LIFETIME HYBRID INCOME FUND
		NO